EXHIBIT 10.36


                             BUFORD INDUSTRIES INC.


February 20, 2002


Brian MacDonald
IVP Technology Corporation
2275 Lakeshore Blvd. West, Suite 401
Toronto, Ontario
M8V3Y3

Dear Brian:

         RE:      PLACEMENT OF IVP TECHNOLOGY CORPORATION (IVP)
                  MANAGEMENT AND SETTLEMENT OF FEE

Further to our original agreement dated July 31, 2001 and our discussion of February 19, 2001 I am writing to confirm the terms of our understanding in which Buford Industries Inc. has agreed to convert the USD 50,000.00 initial payment for consulting fees into equity of IVP.

As per our discussion one million (1,000,000) common shares of IVP are to be issued to Buford Industries Inc. at yesterday's trading price of USD 0.05 per common share in settlement of the first USD 50,000.00.

The common shares in question are to be issued as soon as possible and registered on some basis consistent with U.S. securities regulations that renders them "free trading".

Buford Industries Inc.


Per:  /S/ PATRICK KEAVENY                             Dated:  February 26, 2002
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We agree with your understanding of the terms of agreement as set out above:
IVP Technology Corporation


Per:   /S/ BRIAN MACDONALD                            Dated:  February 26, 2002
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       Brian MacDonald